EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Moog Inc. 2014 Long Term Incentive Plan of our reports dated November 10, 2014, with respect to the consolidated financial statements and schedule of Moog Inc. and the effectiveness of internal control over financial reporting of Moog Inc. included in its Annual Report (Form 10-K) for the year ended September 27, 2014, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Buffalo, New York
August 5, 2015